                                                                 EXHIBIT 4.10

                        ALLONGE AND AMENDMENT NO. ONE
                     TO REVOLVING CREDIT PROMISSORY NOTE


ORIGINAL MAKER:         TEXAS AIRSONICS, INC. and
                        AMERICAN DENTAL TECHNOLOGIES, INC.


PRINCIPAL SUM:          $2,500,000.00


DATE OF NOTE:           October 17, 1996


PAYEE:                  THE INTERNATIONAL BANK



        This is an amendment and allonge to the Revolving Credit Promissory Note (the "Note") described above. The said Note is hereby amended as follows:

        (1) Maturity is extended to October 15, 1998, pursuant to a First Amendment to Revolving Credit Agreement of even date herewith.

        (2) The amount of credit available on the Note has been reduced to $1,500,000.00 pursuant to such First Amendment.

        (3) TEXAS AIRSONICS, INC., has been merged into AMERICAN DENTAL TECHNOLOGIES, INC., and the latter corporation is now the sole Maker on such Note.


        Except as so amended, said Note shall remain in full force and effect.

        EXECUTED effective the 15th day of October, 1997.



HOLDER:                                 MAKER:


THE INTERNATIONAL BANK                  AMERICAN DENTAL TECHNOLOGIES INC.




By:/s/ Scott Heitkamp                   By:/s/ Benjamin J. Gallant
   ----------------------------            -------------------------------
   SCOTT HEITKAMP                          BENJAMIN J. GALLANT
   Executive Vice President                President